EXHIBIT 23.3

                                BRIAN F. FAULKNER
                         A PROFESSIONAL LAW CORPORATION
                         27127 CALLE ARROYO, SUITE 1923
                      SAN JUAN CAPISTRANO, CALIFORNIA 92675
                                 (949) 240-1361

January 20, 2005

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.

Washington, D.C. 20549

Re:  FreeStar Technology Corporation - Form S-8 POS

Dear Sir/Madame:

         I have acted as counsel to FreeStar Technology Corporation, a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of 15,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 4), and 20,000,000 Shares which are issuable pursuant to the Company's Amended and Restated Stock Incentive Plan (Amendment No. 3). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                   Sincerely,

                                   /S/  BRIAN F. FAULKNER
                                   ----------------------
                                   Brian F. Faulkner, Esq.